CONSULTING AGREEMENT




     This  Consulting  Agreement  (this  "Agreement")  is entered into as of 6th
December,   2000,  by  and  between  CathayOnline  Inc.  (the  "Company"),   and
Trueyou.com Inc (the "Consultant").


                                     WHEREAS

     1. Consultant has expertise in the area of the Company's business and is willing to provide consulting services to the Company.

     2. Mr. Kenneth Levy is the legal representative of the Consultant company.

     3.  The  Company  is  willing  to  engage   Consultant  as  an  independent
contractor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT

     In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Engagement.


     (a) The Company hereby engages Consultant to render, as an independent contractor, through Mr. Kenneth Levy the consulting services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and Consultant from time to time.

     (b) Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.

     2. Term. This Agreement will commence on the date first written above for the period of one (1) year. The Agreement is renewable at the sole discretion of the Company, and Company may terminate this Agreement upon 30 days written notice to Consultant.

     3. Compensation.

     (a) In consideration of the services to be performed by Consultant, the Company agrees to pay Consultant in the manner and at the rates set forth in Exhibit A.

     (b) Out of pocket business expenses incurred by Consultant in rending consulting services to Company, which are jointly authorized by CEO and CFO of the Company in advance in writing shall be reimbursed by Company to Consultant.

     4. Consultant's Business Activities.

     (a) During the term of this Agreement, Consultant will engage in no business or other activities, which are or may be, directly competitive with the business activities of the Company without obtaining the prior written consent of the Company.

     (b) Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company, and in any event no less than the amount of time specified in Exhibit A hereto.

     5. Confidential Information and Assignments. Consultant is simultaneously executing a Confidential Information and Invention Assignment Agreement for
Consultants in the form of Exhibit B (the "Confidential Information and Invention Assignment Agreement"). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason.

     6. Interference with the Company's Business.

     (a) Notwithstanding any other provision of this Agreement, for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a consultant, employee or otherwise) by or to the Company during the period of such person's association with the Company and one year thereafter.

     (b) Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, solicit any clients or customers of the Company. Consultant agrees that such solicitation would necessarily involve disclosure or use of confidential information in breach of the Confidential Information and Invention Assignment Agreement.

     7. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

     8. Indemnification. Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 7 hereof. Consultant's obligations under this paragraph 8 hereof shall survive the termination, for any reason, of this Agreement.

     9. Attorney's Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

     10. Entire Agreement. This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

     11. Amendment. This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

     12. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

     13. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

     14. Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

     15. Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of the Company's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach by Consultant, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

     16. Agreement to Perform Necessary Acts. Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     17. Assignment. This Agreement may not be assigned by Consultant without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

     18. Compliance with Law. In connection with his services rendered hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

     19. Independent Contractor. The relationship between Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

     20. Taxes. Consultant agrees to pay all appropriate local, state and federal taxes.

     21. Governing Law. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of New York.



CathayOnline Inc.:                                             Trueyou.com Inc.:


By:                                             By:
     -----------------------------------------
Name:                                           Name:    Kenneth Levy
       ---------------------------------------        -------------------------
Title:                                          Title:  Executive Vice President
        --------------------------------------         ------------------------

                                    Exhibit A



1.       Description of Services to be Rendered

              1.1 Reporting directly to CEO of the Company;


2.       Compensation

2.1 Consulting fees:

              2.1.1 Consultant shall be paid monthly a basic consulting compensation at the rate of $500 per hour, payable in form of $300 cash and $200 in form of Company's common shares evaluated at the average closing price of the last five (5) trading days of each month thereof;

              2.1.2 The maximum monthly cash compensation shall not exceed $20,000. Any cash compensation in excess of this amount shall be pre-approved by CEO of Company and any cash balance above $20,000 shall be paid in the form of common shares of the Company;

              2.1.3 Consultant may, upon mutual consent by both parties, acquire Common Stock of Company in lieu of whole or part of its cash compensation components.

2.2 Payment of fees:

              2.2.1 The Company shall pay the consultant nine thousand ($9,000) dollars upon the signing of this Agreement as the advance for the first month' cash compensation for regular 30 service hours. The cash portion of the consulting compensation, nine thousand ($9,000) dollars shall be made payable to the Consultant at the 1st day of each month thereafter. Any cash compensation in excess of this amount as a result of extra hour consulting services rendered by the consultant shall be paid to the Consultant on the 1st day of the next month subject to section 2.1.2. Stock portion pursuant to section 2.1.1, and 2.1.3, and all other eligible shares as a result of extra hour consulting services shall be, calculated at the proportional rate set forth in section 2.1.1, issued to the consultant at the 10th day of the next month.

              2.2.2 If the Consultant engaged during any month whereby the cash portion of the compensation would reach the maximum of twenty thousand ($20,000) dollars, and CEO of the Company has not pre-approved any excess cash compensation, the excess cash portion shall be converted into the common shares of the Company at the equivalent cash value, evaluated at the average closing price of the last five (5) trading days of that month, and be paid with all other eligible common shares on the 10th day of the next month.

2.3 Upfront shares:

              2.3.1 Consultant is entitled to five hundred thousand (500,000) Common Stock of Company after this Agreement is executed by both parties.

2.4 Bonus:

              2.4.1 Consultant shall also be entitled to a bonus determined at the sole discretion of the Board of Directors.

2.5 Stock options:

              2.5.1 Consultant shall be entitled to options to acquire 1.8 million (1,800,000) shares of the Common Stock of the Company at the exercise price twenty five cents ($0.25) for the period of 5 years effective as of the date of signing this Agreement. The options shall be vested in at a rate of 150,000 per month starting with the first month of this Agreement and completing on the 12th month of this Agreement.

              2.5.2 Shares and warrants granted pursuant to this Agreement are non-cancelable.


3.       Minimum Time to be Expended

              3.1 Consultant shall be engaged for a minimum of 30 hours per month and may provide additional consulting services to the Company by mutual consent.

                                    Exhibit B



           CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
                                 FOR CONSULTANT

         This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is made between CathayOnline Inc. (the "Company") and the undersigned consultant.

         In consideration of my relationship with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates** of the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

         1. Term of Agreement. This Agreement shall continue in full force and effect for a period of three months and shall continue thereafter until terminated with 30 days notice through a written instrument signed by either party.

         2.   Confidentiality.
              ---------------

              (a) Definitions. "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees, clients, consultants, or business associates, which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship or otherwise produced or acquired by or on behalf of the Company. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

              (1) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

              (2) information about costs, profits, markets, sales, contracts and lists of customers, and distributors;

              (3) business, marketing, and strategic plans;

              (4)  forecasts,   unpublished  financial   information,   budgets,
              projections,   and  customer   identities,   characteristics   and
              agreements; and

              (5) employee personnel files and compensation information.

         Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

              (b) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its business. This Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my relationship with the Company.

              (c) Protection of Confidential Information. I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either during or after my relationship with the Company. In the event I desire to publish the results of my work for the Company through literature or speeches, I will submit such literature or speeches to the President of the Company at least 10 days before dissemination of such information for a determination of whether such disclosure may alter trade secret status, may be prejudicial to the interests of the Company, or may constitute an invasion of its privacy. I agree not to publish, disclose or otherwise disseminate such information without prior written approval of the President of the Company. I acknowledge that I am aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

              (d) Delivery of Confidential Information. Upon request or when my relationship with the Company terminates, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

              (e) Location and Reproduction. I shall maintain at my workplace only such Confidential Information as I have a current "need to know." I shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. I shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

              (f) Prior Actions and Knowledge. I represent and warrant that from the time of my first contact with the Company I held in strict confidence all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential information, except to the extent otherwise permitted in this Agreement.

              (g) Third-Party Information. I acknowledge that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I will at all times hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform my obligations hereunder and as is consistent with the Company's agreement with such third parties.

              (h) Third Parties. I represent that my relationship with the Company does not and will not breach any agreements with or duties to a former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others and I will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

         3.   Proprietary Rights, Inventions and New Ideas.
              --------------------------------------------

              (a) Definition. The term "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created which: (1) relate to the Company's current or contemplated business; (2) relate to the Company's actual or demonstrably anticipated research or development; (3) result from any work performed by me for the Company; (4) involve the use of the Company's equipment, supplies, facilities or trade secrets; (5) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to me; or (6) result from my access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials (collectively, "Company Materials").

              (b) Company Ownership. All right, title and interest in and to all Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas and Inventions shall be considered works made for hire. I shall mark all Subject Ideas and Inventions with the Company's copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company's rights therein. In the event that the Subject Ideas and Inventions shall be deemed not to constitute works made for hire, or in the event that I should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Subject Ideas and Inventions, I agree to assign to the Company, without further consideration, my entire right, title and interest in and to each and every such Subject Idea and Invention.

              (c) Disclosure. I agree to disclose promptly to the Company full details of any and all Subject Ideas and Inventions.

               (d)Determination of Subject Ideas and Inventions. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual Property"), that I do not believe to be a Subject Idea or Invention, but that is conceived, developed, or reduced to practice by the Company (alone by me or with others) during my relationship with the Company and for one (1) year thereafter, shall be disclosed promptly by me to the Company. The Company shall examine such information to determine if in fact the Intellectual Property is a Subject Idea or Invention subject to this Agreement.

              (e) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by me, or whether it results from my access to Confidential Information or Company Materials, I agree that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my access to Company Materials if: (1) it grew out of or resulted from my work with the Company or is related to the business of the Company, and (2) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by me or with my significant aid, within one year after termination of my relationship with the Company.

              (f) Authorization to Company. In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of my relationship with the Company, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

              (g) Acknowledgement. I acknowledge that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which I desire to exclude from the operation of this Agreement. To the best of my knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person (including any business or governmental entity).

              (h) No Use of Name. I shall not at any time use the Company's name or any the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

         4.   Competitive Activity.
              --------------------

              (a)  Acknowledgment.   I  acknowledge  that  the  pursuit  of  the
   activities forbidden by Section 4(b) below would necessarily involve the use, disclosure or misappropriation of Confidential Information.

              (b) Prohibited Activity. To prevent the above-described disclosure, misappropriation and breach, I agree that during my relationship and for a period of one (1) year thereafter, without the Company's express written consent, I shall not, directly or indirectly, (i) employ, solicit for employment, or recommend for employment any person employed by the Company (or any Affiliate); and (ii) engage in any present or contemplated business activity that is or may be competitive with the Company (or any Affiliate) in any state where the Company conducts its business, unless I can prove that any action taken in contravention of this subsection (ii) was done without the use in any way of Confidential Information.

         5. Representations and Warranties. I represent and warrant (i) that I have no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with my undertaking a relationship with the Company; (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) that I will not use in the performance of my responsibilities for the Company any confidential information or trade secrets of any other person or entity; and (iv) that I have not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

         6.   Termination Obligations.
              -----------------------

              (a) Upon the termination of my relationship with the Company or promptly upon the Company's request, I shall surrender to the Company all equipment, tangible Proprietary Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated files and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by, or prepared by myself in the course of or incident to my relationship with the Company, that are in my possession or under my control.

              (b) My representations, warranties, and obligations contained in this Agreement shall survive the termination of my relationship with the Company.

              (c) Following any termination of my relationship with the Company, I will fully cooperate with the Company in all matters relating to my continuing obligations under this Agreement.

              (d) I hereby grant consent to notification by the Company to any of my future employers or companies I consult with about my rights and obligations under this Agreement.

              (e) Upon termination of my relationship with the Company, I will execute a Certificate acknowledging compliance with this Agreement in the form reasonably requested by the Company.

         7. Injunctive Relief. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other action may be taken and remedies enforced against me.

              8. Modification. No modification of this Agreement shall be valid unless made in writing and signed by both parties.

              9. Binding Effect. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

              10. Governing Law. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of New York without reference to conflict of law principles.

         11. Integration. This Agreement sets forth the parties' mutual rights and obligations with respect to proprietary information, prohibited competition, and intellectual property. It is intended to be the final, complete, and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to myself and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

         12. Not Employment. This Agreement is not an employment agreement as I am an independent consultant. I understand that the Company may terminate my association with it at any time, with or without cause, subject to the terms of any separate written consulting agreement executed by a duly authorized officer of the Company.

         13. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

         14. Attorneys' Fees. Should either I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party (as defined in California statutory law) in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

         15. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         16. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or me (or by that party's successor), whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that party's right to exercise any or all other rights and remedies. This Agreement will inure to the benefit of the Company and its successors and assigns.

         17. Nonwaiver. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

         18. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered or sent by regular mail, with postage prepaid, to my residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

              19. Agreement to Perform Necessary Acts. I agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

              20. Assignment. This Agreement may not be assigned without the Company's prior written consent.


              21. Compliance with Law. I agree to abide by all federal, state, and local laws, ordinances and regulations.

         22. Acknowledgment. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understand this Agreement, that I am fully aware of its legal effect, and that I have entered into it freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.











         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates set forth below.

CAUTION: THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS OF TRUST AND AFFECTS THE CONSULTANT'S RIGHTS TO INVENTIONS AND OTHER INTELLECTUAL PROPERTY THE CONSULTANT MAY DEVELOP.



   Dated: __________




   Consultant Signature

   Kenneth Levy, Executive Vice President

   For TrueYou.com Inc.



   CathayOnline Inc.



   By:
        ---------------------------------------------

   Name:
         -----------------------------------

   Title:                                   ______
           ---------------------------------------



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* For purposes of this  Agreement,  "Affiliate"  shall mean any person or entity that shall directly or indirectly controls, is controlled by, or is under common control with the Company.